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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Equitrac Corporation on Form S-8 (File No. 33-49656) of our reports dated April 12, 1996, on our audits of the financial statements and financial statement schedule of Equitrac Corporation as of February 29, 1996 and February 28, 1995 and for the years ended February 29, 1996 and February 28, 1995 and 1994, which report is included in this Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P.


Miami, Florida
May 23, 1996